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                          UNITED ASSET MANAGEMENT CORPORATION       Exhibit 21.1
                            SUBSIDIARIES OF THE REGISTRANT

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                                                       Jurisdiction of     Financial
Affiliated Firm                                        Organization        Statements
---------------                                        ------------        ----------
Acadian Asset Management, Inc.                         Massachusetts       Consolidated
Analytic-TSA Global Asset Management, Inc.             California          Consolidated
Barrow, Hanley, Mewhinney & Strauss, Inc.              Nevada              Consolidated
Cambiar Investors, Inc.                                Colorado            Consolidated
The Campbell Group, Inc.                               Delaware            Consolidated
Chicago Asset Management Company                       Delaware            Consolidated
Clay Finlay Inc.                                       New York            Consolidated
Colony Capital Management, Inc.                        Delaware            Consolidated
Cooke & Bieler, Inc.                                   Pennsylvania        Consolidated
Dewey Square Investors Corporation                     Delaware            Consolidated
Dwight Asset Management Company                        Delaware            Consolidated
Expertise Asset Management                             France              Consolidated
Fiduciary Management Associates, Inc.                  Delaware            Consolidated
First Pacific Advisors, Inc.                           Massachusetts       Consolidated
GSB Investment Management, Inc.                        Delaware            Consolidated
Hanson Investment Management Company                   California          Consolidated
Heitman Financial Ltd.                                 Delaware            Consolidated
  Heitman Properties Ltd.(1)                           Illinois            Consolidated
  Heitman Capital Management Corporation               Illinois            Consolidated
Hellman, Jordan Management Company, Inc.               Delaware            Consolidated
HMH Investment Advisors, Inc.                          Delaware            Consolidated
Investment Counselors of Maryland, Inc.                Maryland            Consolidated
Investment Research Company                            Illinois            Consolidated
InvestLink Technologies, Inc.                          New Jersey          Consolidated
Jacobs Asset Management                                Delaware            Consolidated
Tom Johnson Investment Management, Inc.                Massachusetts       Consolidated
L&B Realty Advisors, Inc. (The L&B Group)              Delaware            Consolidated
  L&B Institutional Property Managers, Inc.(2)         Delaware            Consolidated
  L&B Real Estate Counsel                              Texas               Consolidated
Lincluden Management Limited                           Ontario             Consolidated
C.S. McKee & Company, Inc.                             Pennsylvania        Consolidated
Murray Johnstone Limited                               Scotland            Consolidated
Nelson, Benson & Zellmer, Inc.                         Colorado            Consolidated
Northern Capital Management, Inc.                      Wisconsin           Consolidated
NWQ Investment Management Company                      Massachusetts       Consolidated
OSV Partners                                           Delaware            Consolidated
Pacific Financial Research, Inc.                       Massachusetts       Consolidated
Palladyne Asset Management B.V.                        The Netherlands     Consolidated
Pell, Rudman & Co., Inc.                               Delaware            Consolidated
Pilgrim Baxter & Associates, Ltd.                      Delaware            Consolidated
Provident Investment Counsel                           Massachusetts       Consolidated
Rice, Hall, James & Associates                         California          Consolidated
Rogge Global Partners Plc                              United Kingdom      Consolidated
Rothschild/Pell, Rudman & Co., Inc.                    Maryland            Consolidated
J. R. Senecal & Associates Investment Counsel Corp.    Ontario             Consolidated
Sirach Capital Management, Inc.                        Washington          Consolidated
Spectrum Asset Management, Inc.                        Connecticut         Consolidated
Sterling Capital Management Company                    North Carolina      Consolidated
Suffolk Capital Management, Inc.                       Delaware            Consolidated
Thompson, Siegel & Walmsley, Inc.                      Virginia            Consolidated
Thomson Horstmann & Bryant, Inc.                       Delaware            Consolidated
UAM Fund Distributors, Inc.                            Massachusetts       Consolidated
UAM Fund Services, Inc.                                Delaware            Consolidated
UAM Investment Services, Inc.                          Delaware            Consolidated
UAM Retirement Plan Services, Inc.                     Delaware            Consolidated
UAM Shareholder Service Center, Inc.                   Delaware            Consolidated
UAM Trust Company                                      Maryland            Consolidated
United Asset Management (Japan), Inc.                  Delaware            Consolidated
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All of the Registrant's subsidiaries do business under the respective names indicated above and are wholly owned except for Lincluden Management Limited in which UAM owns a 49% interest.

(1) Heitman Properties Ltd. has 41 property management subsidiaries operating in the U.S.
(2) L&B Institutional Property Managers, Inc. has seven property management subsidiaries operating in the U.S.

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